UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2005

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 18, 2005, Donald N. Ecker announced his resignation from the Board of Directors of North American Scientific, Inc. (the “Company”), effective immediately.  At the time of his resignation, Mr. Ecker was the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

On March 15, 2005, the Company’s management requested that the Audit Committee meet to consider a recommendation of management that the Company change its independent registered public accounting firm. Management stated that it believed it would be in the best interests of the Company and its shareholders to engage a qualified independent registered public accounting firm other than a Big Four firm.  Furthermore, it expressed its belief that a near term change, if one is to occur, would minimize chances of future delays in filings with the Securities and Exchange Commission and enhance the prospects of completion of the Company’s Sarbanes-Oxley Act of 2002 Section 404 compliance project on a timely basis.

At a telephonic Audit Committee meeting held on March 18, 2005, to discuss management’s recommendation, Mr. Ecker stated that it was his belief that the Company should not consider any change in its independent registered public accounting firm until it had addressed certain accounting and internal control issues that have been previously discussed by the Company’s current independent registered public accounting firm with the Audit Committee.  (It should be noted that, notwithstanding the issues that were raised, the Company’s current independent registered public accounting firm recently did issue an unqualified opinion with respect to the Company’s financial statements for the fiscal year ended October 31, 2004.)  All of the members of the Audit Committee and management agreed that addressing such issues was a top priority.  However, the members of the Audit Committee, other than Mr. Ecker, unanimously concluded that addressing such issues should not preclude the Audit Committee from concurrently exploring a possible change in the Company’s independent registered public accounting firm.  Furthermore, the other members of the Audit Committee, together with management, reaffirmed the critical importance of assuring the integrity of the Company’s financial statements and internal controls and that any independent registered public accounting firm which may be ultimately engaged, must have the depth and experience to provide high quality public company audit services.  Nevertheless, Mr. Ecker expressed his disagreement and resigned.

On March 19, 2005, the Board of Directors of the Company met and accepted Mr. Ecker’s resignation.

On March 21, 2005, representatives of the Company received a letter from Mr. Ecker dated March 19, 2005, which confirmed Mr. Ecker’s resignation from the Board.  In the letter Mr. Ecker stated that it had become clear to him that the other members of the Board and management did not share his concern “that there may be a lack of sufficient resources at the Company to identify and properly address technical accounting and reporting issues.” Mr. Ecker further stated that these different views have made it difficult for him to continue to function as a member of the Board, and therefore, the best course of action was for him to resign.  The Company has attached a copy of Mr. Ecker’s letter as an Exhibit to this Form 8-K.  However, notwithstanding Mr. Ecker’s belief to the contrary, the Board of Directors of the Company, including all of the other members of the Audit Committee and management are dedicated to taking on a timely basis all actions necessary to appropriately enhance and assure the integrity of the Company’s financial statements and internal controls.

On March 22, 2005, the Company provided Mr. Ecker with a copy of this Current Report on Form 8-K prior to filing it with the Securities and Exchange Commission and informed Mr. Ecker that he had the opportunity to provide the Company as promptly as possible with a letter addressed to the Company stating whether he agreed with the statements made by the Company in this Current Report and, if not, the respects in which he did not agree.  On March 23, 2005, Mr. Ecker sent a letter to the Company’s counsel which is attached as an Exhibit to this letter.  The Company does not agree with the substance of Mr. Ecker's letter.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                            Exhibits

Exhibit No.	Description

Exhibit 17.1	Letter from Donald N. Ecker dated March 19, 2005.
Exhibit 17.2	Letter from Donald N. Ecker dated March 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date:	March 24, 2005	By:	/s/ L. Michael Cutrer
			Name:	L. Michael Cutrer
			Title:	President and
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 17.1	Letter from Donald N. Ecker dated March 19, 2005.
Exhibit 17.2	Letter from Donald N. Ecker dated March 23, 2005.